SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 12, 2006
Date of Report (date of earliest event reported)

WAMU ASSET ACCEPTANCE CORP.

(Exact name of Registrant as specified in its charter)

Delaware	333-130795	20-2258610
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 SECOND AVENUE, WMC 3501A
SEATTLE, WASHINGTON 98101
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (206) 500-4418

1201 THIRD AVENUE, WMT 1706A SEATTLE, WASHINGTON 98101
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 6  ASSET-BACKED SECURITIES

Item 6.01.  ABS Informational and Computational Material.

Washington Mutual Mortgage Securities Corp. ("Seller") has informed Wamu Asset Acceptance Corp. ("Depositor") that, as the result of a review of mortgage loans sold by Seller to Depositor pursuant to certain mortgage loan purchase and sale agreements (the "MLPAs") and subsequently securitized by Depositor, Seller has identified certain mortgage loans which it intends to repurchase in December 2006 from the securitization trusts identified on Exhibit 99.1 due to breaches of representations or warranties made by the Seller to the Depositor under the applicable MLPAs in connection with the sale of the mortgage loans. The number of mortgage loans identified for repurchase as of the date hereof, their aggregate unpaid principal balances and their delinquency status are shown on Exhibit 99.1. Seller is continuing its review process and may identify additional mortgage loans for repurchase. Seller anticipates completing its review before the December 2006 distribution dates for the related certificates. However, any resulting repurchase or substitutions will not be reflected on the related distribution report for that date. Seller has not yet determined what combination of repurchases of, and substitutions for, affected loans will be applied to satisfy its obligations, if any, to repurchase or substitute. Any repurchases of or substitutions for the affected mortgage loans will occur in December 2006, and Depositor will file a current report on Form 8-K when it receives notice from the Seller about which mortgage loans will be repurchased or substituted for.

Exhibit Number	Description
99.1	Table of certain information regarding loans to be repurchased on 12/29/06 from securitizations issued from Registrant's shelf.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAMU ASSET ACCEPTANCE CORP.
Date: December 12, 2006	By:	/s/ David H. Zielke David H. Zielke First Vice President (Authorized Officer)

Exhibit Index

Exhibit Number	Description
99.1	Table of certain information regarding loans to be repurchased on 12/29/06 from securitizations issued from Registrant's shelf.